                                                                  EXHIBIT 99.1B


                                    EXHIBIT B

               TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
                             DURING THE LAST 60 DAYS

--------------------------------------------------------------------------------------------------------------------
                                   FOR THE ACCOUNT
    TRADE DATE           BY               OF           QUANTITY     PRICE PER SHARE   TYPE OF TRADE     BROKER
    ----------           --               --           --------     ---------------   -------------     ------
--------------------------------------------------------------------------------------------------------------------
01/11/00            BVF            Partners               (755,250)         $8.5004    Sale                NB
--------------------------------------------------------------------------------------------------------------------
01/11/00            ILL10          Partners                (49,400)         $8.5000    Sale                NB
--------------------------------------------------------------------------------------------------------------------
01/11/00            BVF Ltd.       Partners               (626,350)         $8.5000    Sale                NB
--------------------------------------------------------------------------------------------------------------------

         NB                =        No Broker